Exhibit 3.15

Please include a typed self-addressed envelope MUST BE TYPED FILING FEE: $50.00 MUST SUBMIT TWO COPIES	Mail to: Secretary of State Corporations Section 1560 Broadway, Suite 200 Denver, CO 80202 (303) 894-2251 Fax (303) 894-2242	For office use only 001 971008216 M $50.00 SECRETARY OF STATE 01-17-97 12:34
ARTICLES OF INCORPORATION
Corporation Name     SOPRIS WEST, INCORPORATED
Principal Business Address 1140 BOSTON AVENUE, LONGMONT, CO 80501

(Include City, State, Zip)
Cumulative voting shares of stock is authorized. Yes ☑      No ☐
If duration is less than perpetual enter number of years ____________
Preemptive rights are granted to shareholders. Yes ☐      No ☑
Stock information: (If additional space is needed, continue on a separate sheet of paper.)

Stock class	COMMON	Authorized Shares	50,000	Par Value	NO PAR

Stock Class		Authorized Shares		Par Value
The name of the initial registered agent and the address of the registered office is: (If another corporation, use last name space)

Last Name	HORSFALL	First & Middle Name	JOHN STUART

Street Address	1151 E. 4TH AVENUE, LONGMONT, CO 80501 (Include City, State, Zip)
The undersigned consents to the appointment as the Initial registered agent.

Signature of Registered Agent	/s/ John Stuart Horsfall

These articles are to have a delayed effective date of :

Incorporators: Names and addresses: (If more than two, continue on a separate sheet of paper.

NAME	ADDRESS
JOHN STUART HORSFALL	1151 E. 4TH AVE., LONGMONT, CO 80501

Incorporators who are natural persons must be 18 years or more. The undersigned, acting as incorporators of a corporation under the Colorado Business Corporation Act about the above Articles of incorporation.

Signature	/s/ John Stuart Horsfall	Signature

COMPUTER UPDATE COMPLETE
CRW
COMP.CHD.TR
Revised 7/95

MUST BE TYPED FILING FEE: $25.00 MUST SUBMIT TWO COPIES	CHANGE OF NAME Mail to: Secretary of State Corporations Section 1560 Broadway, Suite 200 Denver, CO 80202 (303) 894-2251 Fax (303) 894-2242	For office use only 002 FILED DONETTA DAVIDSON COLORADO SECRETARY OF STATE 20011124460 M $ 25.00 SECRETARY OF STATE 06-21-2001 12:29:46
DPC 19971008216

Please include a typed self-addressed envelope	ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION
Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST: The name of the corporation is	Sopris West, Inc.
SECOND: The following amendment to the Articles of Incorporation was adopted on _______________19___ , as prescribed by the Colorado Business Corporation Act, In the manner marked with an X below:
☐	No shares have been issued or Directors Elected — Action by Incorporators

☐	No shares have been issued but Directors Elected — Action by Directors

☑	Such amendment was adopted by the board of directors where shares have been issued and shareholder action was not required.

☐	Such amendment was adopted by a vote of the shareholders. The number of shares voted for the amendment was sufficient for approval.

THIRD: If changing corporate name, the new name of the corporation is	Sopris West Educational Services, Inc.
FOURTH: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows:

If these amendments are to have a delayed effective date, please list that date:

(Not to exceed ninety (90) days from the date of filing)

Signature	/s/ J. Stuart Horsfall
Title	President

COMPUTER UPDATE COMPLETE Md Revised 7/95

DPC 19971008216	STOCK CHANGE	FILED DONETTA DAVIDSON COLORADO SECRETARY OF STATE

Articles of Amendment To the Articles of Incorporation	20021329824 M $ 25.00 SECRETARY OF STATE 11-27-2002 15:00:00
          Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporation adopts the following Articles of Amendments to its Articles of Incorporation:
FIRST: The name of the corporation is Sopris West Educational Services, Inc.
          SECOND: The following amendment to the Articles of Incorporation was adopted on March 1, 2002, as prescribed in the Colorado Business Corporation Act, in the following manner:
☑ Such amendment was adopted by a unanimous vote of the shareholders and directors. The number of shares voted for the amendment was sufficient for approval.
          THIRD: The Articles of Incorporation are hereby amended by substituting the following new stock information:
Authorized Capital
          The Corporation shall have authority to issue 10,000,000 shares of common stock without par value.
          The address to which the Secretary of State may send a copy of this document upon completion of filing (or to which the Secretary of State may return this document if filing is refused) is: Thomas L. Beckmann, P.C. 1880 Industrial Circle Suite A-1, Longmont, CO 80501.

Sopris West Educational Services, Inc.

By	/s/ J. Stuart Horsfall J. Stuart Horsfall, President

Document processing fee
If document is filed on paper	$150.00
If document is filed electronically	Currently Not Available
Fees & forms/cover sheets are
Subject to change.
To file electronically, access instructions		20101704055
for this form/cover sheet and other		$300.00
information or print copies of filed		SECRETARY OF STATE
documents, visit www.sos.state.co.us		12/30/2010 12:32:01
and select Business Center.
Paper documents must be typewritten or machine printed.		ABOVE SPACE FOR OFFICE USE ONLY
Statement of Merger
(Surviving Entity is a Domestic Entity)
filed pursuant to § 7-90-203.7 of the Colorado Revised Statutes (C.R.S.)
1.	For each merging entity, its ID number (if applicable), entity name or true name, form of entity, jurisdiction under the law of which it is formed, and principal address are

ID Number

(Colorado Secretary of State ID number)

Entity name or true name	Voyager Expanded Learning Company, Inc.

Form of entity	Corporation

Jurisdiction	Delaware

Street address	17855 N. Dallas Parkway, Suite 400

(Street number and name)

	Dallas	TX	75287

	(City)	(State)	(ZIP/Postal Code)

	(Province — if applicable)	(Country)

Mailing address

(leave blank if same as street address)	(Street number and name or Post Office box information)

	(City)	(State)	(ZIP/Postal Code)

	(Province — if applicable)	(Country)

ID Number

(Colorado Secretary of State ID number)

Entity name or true name	Cambium Learning New York),Inc.

Form of entity	Corporation

Jurisdiction	Delaware

Street address	17855 N. Dallas Parkway, Suite 400

(Street number and name)

	Dallas	TX	75287

	(City)	(State)	(ZIP/Postal Code)

	(Province — if applicable)	USA Country

Mailing address

(leave blank if same as street address)	(Street number and name or Post Office Box information)

	(City)	(State)	(ZIP/Postal Code)

	(Province — if applicable)	(Country)

ID Number

(Colorado Secretary of State ID number)

Entity name or true name

Form of entity

Jurisdiction

Street address

(Street number and name)

	(City)	(State)	(ZIP/Postal Code)

	(Province — if applicable)	(Country)

Mailing address

(leave blank if same as street address)	(Street number and name or Post Office Box information)

	(City)	(State)	(ZIP/Postal Code)

	(Province — if applicable)	(Country)
(If the following statement applies, adopt the statement by marking the box and include an attachment.)
☐	There are more than three merging entities and the ID number (if applicable), entity name or true name, form of entity, jurisdiction under the law of which it is formed, and the principal address of each additional merging entity is stated in an attachment.
2.	For the surviving entity, its entity ID number (if applicable), entity name or true name, form of entity, jurisdiction under the law of which it is formed, and principal address are

ID Number	19971008216 (Colorado Secretary of State ID number)

Entity name or true name	Sopris West Educational Services, Inc.

Form of entity	Corporation

Jurisdiction	Colorado

Street address	4093 Specialty Place (Street number and name)

Longmont (City)	CO (State)	80504 (ZIP/Postal Code)

(province — if applicable)	USA (Country)

Mailing address (leave blank if same as street address)	PO BOX 1809 (Street number and name or Post Office Box information)

Longmont (City)	CO (State)	80502-1809 (ZIP Postal Code)

(Province — if applicable)	USA (Country)
3.	Each merging entity has been merged into the surviving entity.

4.	(If the following statement applies, adopt the statement by marking the box.)
☑	The plan of merger provides for amendments to a constituent filed document of the surviving entity and an appropriate statement of change or other document effecting the amendments will be delivered to the Secretary of State for filing pursuant to part 3 of Article 90 of Title 7, C.R.S.
5.	(If the following statement applies, adopt the statement by marking the box and state the appropriate document number(s).)
☐	One or more of the merging entities is a registrant of a trademark described in a filed document in the records of the secretary of state and the document number of each filed document is

Document number
Document number
Document number
(If the following statement applies, adopt the statement by marking the box and include an attachment.)

☐	There are more than three trademarks and the document number of each additional trademark is stated in an attachment.
6.	(If applicable, adopt the following statement by marking the box and include an attachment.)
☐	This document contains additional information as provided by law.
7.	(Caution: Leave blank if the document does not have a delayed effective date. Stating a delayed effective date has significant legal consequences. Read instructions before entering a date.)

(If the following statement applies, adopt the statement by entering a date and, if applicable, time using the required format.)

The delayed effective date and, if applicable, time of this document are 12/31/2010 11:59 pm .
(mm/dd/yyyy hour: minute am/pm)

Notice:
Causing this document to be delivered to the Secretary of State for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that such document is such individual’s act and deed, or that such individual in good faith believes such document is the act and deed of the person on whose behalf such individual is causing such document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S. and, if applicable, the constituent documents and the organic statutes, and that such individual in good faith believes the facts stated in such document are true and such document complies with the requirements of that Part, the constituent documents, and the organic statutes.
This perjury notice applies to each individual who causes this document to be delivered to the Secretary of State, whether or not such individual is identified in this document as one who has caused it to be delivered.
8.   The true name and mailing address of the individual causing this document to be delivered for filing are

Burchardt	Todd	W.

(Last)	(First)	(Middle)	(Suffix)

17855 N. Dallas Parkway, Suite 400
(Street name and number or Post Office Box information)

Dallas	TX	75287

(City)	(State)	(Zip/Postal Code)

USA

(Province — if applicable)	(Country)
(If applicable, adopt the following statement by marking the box and include an attachment.)

☐	This document contains the true name and mailing address of one or more additional individuals causing the document to be delivered for filing.
Disclaimer:
This form/cover sheet, and any related instructions, are not intended to provide legal, business or tax advice, and are furnished without representation or warranty. While this form/cover sheet is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law as the same may be amended from time to time, remains the responsibility of the user of this form/cover sheet. Questions should be addressed to the user’s legal, business or tax advisor(s).

Document must be filed electronically.
Paper documents will not be accepted.
Document processing fee
Fees & forms/cover sheets are subject to change.
To access other information or print copies of filed documents, visit www.sos.state.co.us and select Business.
$25.00

Colorado Secretary of State
Date and Time: 12/30/2010 04:45 PM
ID Number: 19971008216

Document number: 20101705306
Amount Paid: $25.00

ABOVE SPACE FOR OFFICE USE ONLY
Articles of Amendment
filed pursuant to §7-90-301, et seq. and §7-110-106 of the Colorado Revised Statutes (C.R.S.)

ID number:	19971008216

1. Entity name:	SOPRIS WEST EDUCATIONAL SERVICES, INC.

(If changing the name of the corporation, indicate name BEFORE the name change)

2. New Entity name:
(if applicable)	Cambium Education, Inc.

3.	Use of Restricted Words (if any of these terms are contained in an entity name, true name of an entity, trade name or trademark stated in this document, mark the applicable box):
☐ “bank” or “trust” or any derivative thereof
☐ “credit union”     ☐ “savings and loan”
☐ “insurance”, “casualty”, “mutual”, or “surety”

4.	Other amendments, if any, are attached.

5.	If the amendment provides for an exchange, reclassification or cancellation of issued shares, the attachment states the provisions for implementing the amendment.

6. If the corporation’s period of duration as amended is less than perpetual, state the date on which the period of duration expires:

(mm/dd/yyyy)
OR
If the corporation’s period of duration as amended is perpetual, mark this box:   ☑

7. (Optional) Delayed effective date:	12/31/2010

(mm/dd/yyyy)
Notice:
Causing this document to be delivered to the secretary of state for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual’s act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.
This perjury notice applies to each individual who causes this document to be delivered to the secretary of state, whether or not such individual is named in the document as one who has caused it to be delivered.

8. Name(s) and address(es) of the individual(s) causing the document to be delivered for filing:

Burchardt	Todd	W.

(Last)	(First)	(Middle)	(Suffix)

17855 N. Dallas Parkway, Suite 400
(Street name and number or Post Office information)

Dallas	TX	75287

(City)	(State)	(Postal/Zip Code)

United States

(Province — if applicable)	(Country — if not US)

(The document need not state the true name and address of more than one Individual. However, if you wish to state the name and address of any additional individuals causing the document to be delivered for filing, mark this box ☐ and include an attachment stating the name and address of such individuals.)
Disclaimer:
This form, and any related instructions, are not intended to provide legal, business or tax advice, and are offered as a public service without representation or warranty. While this form is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form. Questions should be addressed to the user’s attorney.